Exhibit 10.1

AMENDMENT NO. 7 TO LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 7 TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated September 17, 2026 (the “Amendment No. 7 Effective Date”), is by and among FLUX POWER, INC., a California corporation (“Flux”), and FLUX POWER HOLDINGS, INC., a Nevada corporation (“Holdings” and, together with Flux, individually and collectively, jointly and severally, the “Borrower”), and GIBRALTAR BUSINESS CAPITAL, LLC, a Delaware limited liability company (the “Lender”).

W I T N E S S E T H:

WHEREAS, Borrower and Lender have entered into certain financing arrangements, pursuant to which, among other things, Lender may make loans and advances to Borrower, as set forth in that certain Loan and Security Agreement, dated as of July 28, 2023, by and among Borrower and Lender (as amended, restated, supplemented or modified from time to time, the “Loan Agreement” and together with all other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, as amended, restated, supplemented or modified from time to time, collectively, the “Loan Documents”); and

WHEREAS, Borrower has requested that Lender agree to make certain modifications to the Loan Agreement, and Lender is willing to agree to make such modifications, subject to the terms and conditions and to the extent set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree, covenant and warrant as follows:

1. Interpretation. All capitalized terms used herein shall have the meanings assigned thereto in the Loan Agreement unless otherwise defined herein.

2. Notice of Default and Reservation of Rights.

2.1 As used in this Amendment, the term “Specified Default” means the “Specified Default” as defined in the Letter re: Notice of Default and Reservation of Rights, dated April 2, 2026.

2.2 Borrower expressly acknowledges and agrees that the Specified Default exists and is continuing. Borrower further agrees and acknowledges that (i) the Specified Default will continue to exist after giving effect to this Amendment, and (ii) Lender’s agreement to this Amendment shall not (A) be deemed or construed as a waiver of the Specified Default (or any other Default or Event of Default) or an agreement to forbear from acting upon the Specified Default (or any other Default or Event of Default), or (B) limit, impair or otherwise modify any rights or remedies Lender has under the Loan Documents with respect to the Specified Default (or any other Default or Event of Default), all of which will continue to exist following the Amendment No. 7 Effective Date.

2.3 As a result of the Specified Default, Lender may exercise any and all of its rights and remedies under the Loan Agreement and the other Loan Documents. Lender has not waived the Specified Default, and Lender hereby expressly reserves all of its rights, powers, privileges and remedies under the Loan Agreement, the other Loan Documents, applicable law and otherwise with respect to any other Default or Event of Default (including, without limitation, the Specified Default) now existing or hereafter arising under the Loan Agreement or any of the other Loan Documents, including, without limitation, (a) the right to declare the Revolving Loan Commitment to be terminated, (b) the right to demand immediate full payment of all Obligations owing under the Loan Agreement and the other Loan Documents, (c) the right to repossess and take other action with respect to any or all Collateral, including, without limitation, the liquidation thereof pursuant to the security interests granted under the Loan Documents and (d) the right to, in Lender’s sole discretion, charge interest on the Obligations at the Default Rate from the date of the applicable Event of Default. The failure of Lender to exercise any such rights, powers, privileges and remedies is not intended, and shall not be construed, to be a waiver of any such Event of Default (including, without limitation, the Specified Default). Lender may elect to exercise any or all of its rights, at its sole option, at any time hereafter, without the necessity of any further notice, demand or other action on the part of Lender.

2.4 From and after the date hereof, Lender may, in its sole and absolute discretion, continue to make Loans to Borrower. No action or inaction on the part of Lender, including, without limitation, the discretionary making of Loans, shall be deemed to be a waiver of any rights or remedies available to Lender with respect to the Specified Default or any other Default or Event of Default that may now or hereafter exist under the Loan Agreement or the other Loan Documents. Nothing contained herein shall be construed as to limit Lender’s ability to exercise any rights or remedies under the Loan Agreement, the other Loan Documents, applicable law or otherwise.

2.5 Nothing contained in this letter and no delay by Lender in exercising any rights, powers, privileges or remedies under the Loan Agreement, any other Loan Document, or applicable law with respect to the Specified Default or any other Default or Event of Default now existing or hereafter arising under the Loan Agreement or any of the other Loan Documents shall be construed as a waiver or modification of such rights, powers, privileges and remedies. This letter is not, and shall not be deemed to be, a waiver of, or a consent to, any default, noncompliance, Default or Event of Default (including, without limitation, the Specified Default) now existing or hereafter arising under the Loan Agreement or any of the other Loan Documents. This letter shall not entitle any Borrower to any other or further demand, presentment, protest, or notice of any kind.

2.6 The holding of any discussions between the Lender and the Borrower regarding the administration of the Loan Agreement or proposals regarding amendments to, or modifications or restructurings of the Loan Agreement or any other Loan Document shall not constitute any waiver of any default or event of default (including, without limitation, with respect to the defaults referenced in this letter), or an agreement to forbear from the exercise of the Lender’s rights and remedies under the Loan Agreement or any other Loan Document, or applicable law, nor shall it be construed as an undertaking by the Lender to continue such discussions or to enter into any such amendments, modifications or restructurings.

3. Amendments to Loan Agreement. Effective as of the date hereof:

3.1 Section 1.1 of the Loan Agreement is amended by the addition of the following new definitions in the appropriate alphabetical order:

“Amendment No. 7 Effective Date” shall mean September 17, 2026.”

“Computation Period” shall mean, for any date of determination, the two (2) weeks ending on such date.

“Specified Equity Raise” means the receipt by Loan Parties of the proceeds of the sale of Equity Interests, in an amount not less than $4,000,000, net of any applicable costs and expenses in connection therewith.

3.2 Article 9 of the Loan Agreement is hereby amended by the addition of the new Section 9.20 as follows:

“9.20 Additional Covenants. Notwithstanding anything in this Agreement to the contrary, Borrower agrees to satisfy the following conditions:

(a) Specified Equity Raise. On or before the date that is fifty (50) days after the Amendment No. 7 Effective Date (or such later date as may be agreed to in writing by Lender in Lender’s sole discretion), Loan Parties shall have delivered to Lender, evidence, in form and substance satisfactory to Lender, that Loan Parties have received, proceeds of the Specified Equity Raise, in an amount satisfactory to Lender in its Permitted Discretion, but in any event, not less than $4,000,000, net of any applicable costs and expenses in connection therewith. Each Loan Party hereby confirms, acknowledges and agrees that failure to comply with this Section 9.20(a) is an immediate Event of Default and shall not be subject to any cure or grace period.

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(b) Updated Budget. On or before the date that is thirty (30) days after the Amendment No. 7 Effective Date (or such later date as may be agreed to in writing by Lender in Lender’s sole discretion), Loan Parties shall have delivered to Lender, projections for the operation of Borrower’s business for the fiscal year ending June 30, 2027, as Lender shall reasonably require including, without limitation, balance sheet, statement of income and statement of cash flows prepared on a monthly basis.

(c) Weekly Budget.

(i) On or before the date that is fifteen (15) days after the Amendment No. 7 Effective Date (or such later date as may be agreed to in writing by Lender in Lender’s sole discretion), Loan Parties shall have delivered to Lender a thirteen (13) week budget prepared by Loan Parties’ management, which sets forth for Loan Parties, among other information, availability projections, operating and capital expenditures and disbursements, and all projected income and monthly cash flows, substantially in the form of Exhibit C annexed hereto (as may be amended, modified, restated or replaced from time to time with Lender’s prior written consent, the “Budget”). The Budget, and any amendments thereto or replacements thereof, shall be thoroughly reviewed by Loan Parties, their management, and shall be satisfactory in all respects to Lender in its discretion.

(ii) In addition, on the Tuesday of each week after the Amendment No. 7 Effective Date and until the Loan Parties have complied with Section 9.20(a), Loan Parties shall deliver to Lender, in form and substance acceptable to Lender, (i) a report (the “Budget Compliance Report”) that sets forth on a weekly roll-forward basis through the end of the immediately preceding Computation Period then ended, a comparison of (A) the actual cash disbursements to the projected cash disbursements, (B) actual sales to the projected sales, (C) the actual cash receipts to the projected cash receipts, (D) the actual availability to the projected availability, each as set forth in the Budget for the immediately preceding Computation Period then ended, together with (E) a certification from Loan Parties that no Material Budget Deviation (as defined below) has occurred (or disclosure of the occurrence of a Material Budget Deviation, as applicable), and (ii) a subsequent thirteen (13) week Budget, which subsequent Budget(s) shall roll forward by one week the immediately preceding Budget.

(iii) Each Loan Party hereby covenants and agrees that at no time shall the actual aggregate (i) sales be less than eighty percent (80%) on a rolling, cumulative basis for the applicable Computation Period of the projected sales set forth in the Budget for such Computation Period, (ii) cash receipts be less than eighty percent (80%) on a rolling, cumulative basis for the applicable Computation Period of the projected cash receipts set forth in the Budget for such Computation Period and (iii) cash disbursements be more than one hundred ten percent (110%) on a rolling, cumulative basis for the applicable Computation Period of the projected cash disbursements set forth in the Budget for such Computation Period (the occurrence of any of the forgoing, a “Material Budget Deviation”). Each Loan Party hereby confirms, acknowledges and agrees that the occurrence of a Material Budget Deviation is an immediate Event of Default and shall not be subject to any cure or grace period.

(iv) Each Loan Party hereby confirms, acknowledges and agrees that any failure of Loan Parties to deliver the Budgets as required above shall constitute an additional Event of Default under the Loan Documents.

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(v) The Budget and any amendments or changes to the Budget must be acceptable to Lender in its sole discretion. Notwithstanding any approval by Lender of any revised Budget or any subsequent or amended Budget(s), Lender will not, and shall not be required to, provide any Loan or advances to Borrower pursuant to the Budget, but shall only provide Loan and advances in Lender’s sole discretion.

(d) Additional Reporting. On or prior to 5:00 p.m. (Central Time) on the Tuesday of each week after the Amendment No. 7 Effective Date and until the Loan Parties have complied with Section 9.20(a), Lender shall receive an update, in form and substance acceptable to Lender, on the status of the Specified Equity Raise, including without limitation, all communications, emails, information, materials, copies of all drafts of documents related to the Specified Equity Raise, the drafts of the schedules and exhibits thereto, and the comments of any party to such documents, whether produced or received by Borrower in connection with the Specified Equity Raise, and responses to any inquiries of Lender regarding the Specified Equity Raise.”

3.3 Section 10.1 of the Loan Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding the foregoing, on or after the date that is ninety (90) days after the Amendment No. 7 Effective Date (or such later date as may be agreed to in writing by Lender in Lender’s sole discretion), Borrower and Lender shall document an amendment to this Section 10.1, which amendment shall reflect a monthly minimum EBITDA covenant on a building to trailing twelve month basis and tied to the updated budget required to be delivered pursuant to Section 9.20(b), and which amendment shall be in form and substance satisfactory to Lender, so long as (i) so long as no Event of Default exists and (ii) Loan Parties have complied with satisfied Section 9.20(a).”

3.4 The Loan Agreement is hereby amended by the addition of the new Exhibit “C” attached hereto as Annex I.

4. Amendment Fee. In consideration of the amendments made hereunder, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, concurrently with the execution of this Agreement, Borrower shall pay to Lender an amendment fee in the aggregate amount of $135,000 (the “Amendment Fee”), which Amendment Fee has been fully earned and non-refundable as of the date hereof. The Amendment Fee shall be payable as follows: (a) $45,000 shall be due and payable upon execution and delivery of this Amendment (the “Closing Amendment Fee”), (b) $45,000 shall be due and payable on the date that is thirty (30) days from the Amendment No. 7 Effective Date and (c) $45,000 shall be due and payable on the date that is sixty (60) days from the Amendment No. 7 Effective Date, in each case, which Lender is authorized to charge as a Revolving Loan as and when due. The Amendment Fee shall not be subject to rebate, refund or proration for any reason whatsoever.

5. Conditions to Effectiveness. The effectiveness of this Amendment is subject to satisfaction of the following conditions precedent:

5.1 Amendment. Lender shall have received a counterpart of this Amendment duly executed by Borrower.

5.1 Amendment Fee. Lender shall have received the Closing Amendment Fee.

5.2 Representations and Warranties. After giving effect to this Amendment, the representations and warranties of Borrower contained in the Loan Agreement, this Amendment and the other Loan Documents shall be true and correct on and as of the date hereof (except for representations and warranties that expressly relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date).

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5.3 No Defaults. No Default or Event of Default (other than the Specified Default) shall have occurred and be continuing after giving effect to this Amendment.

6. Provisions of General Application.

6.1 Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Loan Documents are intended or implied and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the Amendment No. 7 Effective Date. To the extent of conflict between the terms of this Amendment and the other Loan Documents, the terms of this Amendment shall control.

6.2 Legal Expenses. Borrower shall pay on demand all fees and expenses incurred by Borrower in connection with the preparation, negotiation and execution of this Amendment and all related documents.

6.3 Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment.

6.4 Merger. This Amendment and the documents executed in connection herewith represent the entire expression of the agreement of Borrower and Lender regarding the matters set forth herein. No modification, rescission, waiver, release or Amendment of any provision under the Loan Documents shall be made, except by a written agreement signed by Borrower and Lender.

6.5 Binding Effect; No Third-Party Beneficiaries. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. This Amendment is solely for the benefit of each of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit, priority or interest under, or because of the existence of, this Amendment.

6.6 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confirmed to the provision so held to be invalid or unenforceable.

6.7 Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of Illinois (without giving effect to principles of conflict of laws).

6.8 Counterparts. This Amendment and any notices delivered under this Amendment, may be executed by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Lender reserves the right, in its sole discretion, to accept, deny, or condition acceptance of any electronic signature on this Amendment or on any notice delivered to Lender under this Amendment. This Amendment and any notices delivered under this Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument. Delivery of an executed counterpart of a signature page of this Amendment and any notices as set forth herein will be as effective as delivery of a manually executed counterpart of this Amendment or notice.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

BORROWER:	FLUX POWER, INC.

	By:	/s/ Kevin Royal
	Name:	Kevin Royal
	Title:	Chief Financial Officer

FLUX POWER HOLDINGS, INC.

	By:	/s/ Kevin Royal
	Name:	Kevin Royal
	Title:	Chief Financial Officer

LENDER:	GIBRALTAR BUSINESS CAPITAL, LLC

	By:	/s/ Jeffrey Stanek
	Name:	Jeffrey Stanek
	Title:	EVP, Chief Credit Officer

[Signature Page to Amendment No. 7 to Loan Agreement]

Annex I

Budget